UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KELLOGG COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Internal Use Only – Not For Redistribution

April 9, 2010

To:	Employee Shareowners

From:	David Mackay, President and Chief Executive Officer
Gary Pilnick, Senior Vice President, General Counsel, Corporate Development and Secretary

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

We have previously delivered to you proxy materials in connection with the Annual Meeting of Shareowners of Kellogg Company (“Kellogg” or the “Company”) to be held on April 23, 2010. Our records indicate we have not yet received your vote for the 2010 Annual Meeting. Your vote is important. Please vote today to ensure your shares are represented at this important meeting.

As a participant in a Kellogg employee plan holding Kellogg common stock, you may vote on the following proposals:

1.	election of directors (term expires 2013);

2.	ratification of the appointment of PriceWaterhouseCoopers LLP, as Kellogg’s independent registered accounting firm for fiscal year 2010; and

3.	a shareowner proposal to adopt simple majority vote.

Our Board of Directors recommends that you vote “FOR” each of the director nominees in proposal #1, “FOR” proposal #2, and “AGAINST” proposal #3. The Board’s rationale for these recommendations is set forth in our proxy statement.

To vote your shares held in the Company’s employee plans, please follow the directions on the enclosed proxy card. Your vote regarding plan shares must be received as soon as possible.

If you also hold shares in a brokerage account and/or in your own name, you received separate proxy card(s) to vote those shares. To ensure that all of your shares are voted at the Annual Meeting, follow the instructions on each proxy card that you receive.

To view or print a copy of our proxy statement or annual report on Form 10-K, go to http://investor.kelloggs.com.

Thank you for voting, and your cooperation and continued support.